UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

VERSIGENT LIMITED*

(Exact Name of Registrant as Specified in its Charter)

Jersey	001-42957	98-1868085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Spitalstrasse 5, 8200 Schaffhausen, Switzerland

(Address of principal executive office)

Registrant’s telephone number, including area code:

+41 52 580 96 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary shares, par value $0.01 per share	VGNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	Versigent Limited will convert into a public limited company and will be renamed Versigent PLC upon the effectiveness of the Spin-Off (as defined below).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2026, the board of directors (the “Board”) of Versigent Limited (the “Company”) appointed Mr. Paul Meister as a director of the Board, increasing the size of the Board from two to three directors, in each case effective as of 9:00 a.m. Eastern Time on March 27, 2026. Upon his appointment, Mr. Meister will be a member of the Company’s Audit Committee, Compensation and Human Resources Committee and Nominating and Governance Committee.

The Board has determined that Mr. Meister (i) qualifies as an “independent” director under all applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), (ii) is financially literate as required by the rules and regulations of the NYSE, and satisfies the definition of “audit committee financial expert” set out in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act, and (iii) satisfies the requirements for audit committee membership established by Rule 10A-3 under the Exchange Act, and has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

It is expected that Mr. Meister will be appointed as Chair of the Board as of and following the effective time of the previously announced distribution of the ordinary shares of the Company by Aptiv PLC (“Aptiv”) to holders of Aptiv’s ordinary shares on a pro rata basis (the “Spin-Off”). The Spin-Off is expected to be effective as of 12:01 a.m., New York City time, on April 1, 2026 (the “Distribution Date”). The Company will convert into a public limited company and will be renamed Versigent PLC upon the effectiveness of the Spin-Off. Following the conversion, the Board will exist as the board of directors of the Company as a public limited company.

Biographical information for Mr. Meister is set forth in the section titled “Management” of the Information Statement, dated March 12, 2026 (the “Information Statement”), filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K with the SEC on March 12, 2026, and such information and description are incorporated by reference herein.

Mr. Meister has no family relationships with any member of the Board or any executive officer of the Company and is not a party to any transactions that would be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Meister and any other person and the Company pursuant to which Mr. Meister was appointed to serve in his role.

Following the consummation of the Spin-Off, Mr. Meister will participate in the Company’s director compensation program, pursuant to which Mr. Meister is expected to receive annual compensation in the amount of $300,000 for his services as a non-employee director, which will be paid in cash and time-based restricted stock units (“RSUs”), and an additional annual cash retainer of $185,000 for his service as non-executive Chair of the Board. Mr. Meister may elect, on an annual basis, to receive 60%, 80% or 100% of his annual compensation in RSUs, with the remainder to be paid in cash. Cash amounts will be payable quarterly in arrears and will be prorated for partial years of service. RSU grants will be made on the day of the Company’s annual shareholder meeting and will generally vest on the day before the next annual meeting (other than during the calendar year in which the Spin-Off occurs, in which case, RSU grants will be made following the Spin-Off). Mr. Meister will be required to hold $600,000 in the Company’s ordinary shares and has up to five years from his date of appointment to fulfill this holding requirement.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “outlook,” and similar expressions. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in the Company’s forward-looking statements include, but are not limited to, Aptiv’s success in executing and completing the Spin-Off and the Company’s compliance with the various legal, regulatory, tax, and other laws to which the Company is subject and related changes, claims, or action. Please also see the “Risk Factors” section of the Information Statement and any updates or amendments the Company makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2026

VERSIGENT LIMITED

By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Director